Exhibit 23 (H)(7)

POWER OF ATTORNEY

We, the undersigned Trustees of The CNL Funds (the “Trust”), whose signatures appear below, hereby make, constitute and appoint J. Grayson Sanders, Paul Saint-Pierre, Matthew DiClemente, John Ake, Elizabeth Watson, Francine Hayes and Julie Tedesco, and each of them acting individually, to be our true and lawful attorneys and agents, each of them with the power to act without any other and with full power of substitution, to execute, deliver and file in each undersigned Trustee’s capacity as shown below, all pre-effective and post-effective amendments to the Trust’s registration statement on Form N-1A and registration statements on Form N-14 that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder in connection with the registration of shares or additional shares of common stock of the Trust or any of its series or classes thereof, and the registration of the Trust or any of its series under the Investment Company Act of 1940, as amended, and without limitation of the foregoing, the power and authority to sign the name of the Trust on its behalf, and to sign the name of each such Trustee on his or her behalf, and we hereby grant to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney or attorneys may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as if we might or could do personally in our capacity as aforesaid and we ratify, confirm and approve all acts and things which said attorney or attorneys might do or cause to be done by virtue of this Power of Attorney and his and her signatures as the same may be signed by said attorney or attorneys.

Signature	Title	Date
/s/ Robert A. Bourne	Trustee	September 13, 2007
Robert A. Bourne

Signature	Title	Date
/s/ G. Richard Hostetter	Trustee	September 15, 2007
G. Richard Hostetter

Signature	Title	Date
/s/ James H. Kropp	Trustee	September 18, 2007
James H. Kropp

Signature	Title	Date
/s/ J. Joseph Kruse	Trustee	September 15, 2007
J. Joseph Kruse